UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 28, 2015

CORELOGIC, INC.
(Exact Name of the Registrant as Specified in Charter)

Delaware	001-13585	95-1068610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Pacifica, Irvine, California	92618-7471
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (949) 214-1000
Not Applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

(a)	The Company's Annual Meeting was held on April 28, 2015.

(b)	The final voting results for each of the proposals submitted to a vote of stockholders at the Annual Meeting are set forth below.

1.	The nominees for election to the Board were elected, each until the next annual meeting and until their successors are duly elected and qualified, based upon the following votes:

Directors	For	Against	Abstain	Broker Non-Vote
J. David Chatham	79,157,382	501,094	134,171	5,805,865
Douglas C. Curling	79,604,093	26,554	162,001	5,805,864
John C. Dorman	79,634,060	26,472	132,115	5,805,865
Paul F. Folino	78,940,619	296,014	556,015	5,805,864
Anand K. Nallathambi	79,587,800	75,249	129,598	5,805,865
Thomas C. O'Brien	79,634,276	25,171	133,200	5,805,865
Jaynie Miller Studenmund	79,631,352	25,852	135,445	5,805,863
David F. Walker	79,634,813	24,728	133,106	5,805,865
Mary Lee Widener	79,628,213	29,372	135,063	5,805,864

2.	The proposal to approve, on an advisory basis, the compensation of the Company's named executive officers was approved based upon the following votes:

	For	Against	Abstain	Broker Non-Vote
	78,696,841	762,533	333,273	5,805,865

3.
The proposal to ratify the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2015 was approved based upon the following votes:

	For	Against	Abstain	Broker Non-Vote
	84,882,229	458,295	257,988	--

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CORELOGIC, INC.

Date:	May 1, 2015	By:	/s/ STERGIOS THEOLOGIDES
		Name:	Stergios Theologides
		Title:	Senior Vice President, General Counsel and Secretary